Exhibit 10.3

SIXTEENTH AMENDMENT
UAL CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN
(Effective as of July 12, 1994)

WHEREAS, UAL Corporation (the "Company") maintains the UAL Corporation Employee Stock Ownership Plan (effective as of July 12, 1994) (the "Plan"); and

WHEREAS, the Company has, pursuant to Section 13.1(a) of the Plan, the authority to amend the Plan subject to the approval of ALPA and the IAM; and

WHEREAS, the Company, with the approval of ALPA and the IAM, has terminated the Plan, and the Company now wishes to amend the Plan to clarify the provisions regarding distributions to employees with accounts under $5,000 in connection with the termination.

NOW, THEREFORE, this Sixteenth Amendment is hereby adopted effective June 4, 2003, subject to the approval of ALPA and the IAM, as follows:

1.        Section 7.3(c)(i)(B) is amended to read as follows:

                       "(B)    A Participant not described in subsection (A) above, and any Beneficiary or Alternate Payee may elect that his or her ESOP Cash Account be: (x) transferred to a tax-qualified retirement plan (other than a plan sponsored by the Company or an Affiliate) or an IRA as a direct rollover to the extent specified in Section 7.5 and as permitted under the Code, or (y) distributed to the Participant, Beneficiary or Alternate Payee. If such a Participant, Beneficiary or Alternate Payee makes no election, (aa) and the balance in the Participant's Accounts as of the date of the termination distribution and immediately before the first payment in any previous series of scheduled periodic distributions does not exceed $5,000, his or her ESOP Cash Account shall be distributed to him or her in cash, or (bb) and the balance in the Participant's Accounts as of the date of the termination distribution and immediately before the first payment in any previous series of scheduled periodic distributions exceeds $5,000, his or her ESOP Cash Account shall be transferred to an account established in his or her name in the appropriate tax-qualified defined contribution plan sponsored by the Company or an Affiliate." IN WITNESS WHEREOF, the Company has caused this Sixteenth Amendment to be executed on June 4, 2003

UAL CORPORATION

/s/ Frederic F. Brace

APPROVED BY:
AIR LINE PILOTS ASSOCIATION,
INTERNATIONAL

/s/ Duane E. Woerth

/s/ Paul R. Whiteford, Jr.

INTERNATIONAL ASSOCIATION
OF MACHINISTS AND
AEROSPACE WORKERS

/s/ Scotty Ford

/s/ S. R. Canale